Majority owned - Corporate Structure - At December 31, 2005

	%	JURISDICTION

XL Capital Ltd		Cayman

EXEL Holdings Limited		Cayman

EXEL Acquisition Ltd.		Cayman

GCR Holdings Limited (in liquidation)		Cayman

Reeve Court Holdings Ltd		Bermuda

X.L. Property Holdings Limited		Bermuda

XL Insurance (Bermuda) Ltd		Bermuda

XL Weather & Energy Ltd (formerly Element Reinsurance Ltd )		Bermuda

XL PP Limited		UK

InQuisCapital Holdings (Bermuda) Limited		Bermuda

InQuisLogic (Bermuda) Limited		Bermuda

RiskConnect Limited		Bermuda

Sovereign Risk Insurance Ltd.	50	Bermuda

XL International (Bermuda) Ltd (formerly XL Winterthur International (Bermuda) Ltd)	91	Bermuda

XL International Services Ltd (formerly XL Winterthur International Services Ltd)		Bermuda

International Insurance Consulting Services Limited		Bermuda

XL (Brazil) Holdings Ltda (formerly Winterthur Administracao e Participacoes Ltda)		Brazil

XL Insurance (Brazil) Seguradora S/A (formerly Winterthur International Brasil Seguradora S/A)		Brazil

XL Capital Products Ltd		Bermuda

XL Financial Assurance Ltd.	87	Bermuda

Reformation Group, Ltd. (In Members' Voluntary Liquidation)		Bermuda

XL Financial Solutions Ltd		Bermuda

XL Services (Bermuda) Ltd		Bermuda

XL Life Ltd		Bermuda

Reeve Court General Partner Limited		Bermuda

Reeve Court 4 Limited Partnership		Bermuda

Reeve Court 6 Limited Partnership		Bermuda

XL Gracechurch Limited		UK

XL Insurance (UK) Holdings Limited (formerly XL Winterthur (UK) Holdings Limited)	42.33	UK

XL Financial Holdings (Ireland) Limited		R of Ireland

X.L. Holdings (Barbados) Ltd. (In Liquidation)		Barbados

X.L. America, Inc. (*)		Delaware

XL Capital Investment Partners Inc.		Delaware

XLCA Admin LLC		New York

XLCDS LLC		New York

XL Weather & Energy Advisors Inc. (formerly Element Re Advisors Inc.)		Delaware

XL Weather & Energy Inc. (formerly Element Re Capital Products Inc.)		Delaware

XLA Garrison L.P.		Delaware

Global Credit Analytics, Inc.		Delaware

NAC Re Corporation		Delaware

XL Reinsurance America Inc. *(A-65%) - NY		New York

XL Financial Solutions, LLC		Delaware

Greenwich Insurance Company *(A-12%)		Delaware

Warranty Support Services LLC		Delaware

XL Insurance America, Inc. *(A-10%) (formerly Winterthur International America Insurance Company)		Delaware

XL Select Insurance Company *(A-2%)(formerly Winterthur International America Underwriters Insurance Co.)		Oklahoma

XL Insurance Company of New York, Inc. (A-3%)		New York

Intercargo Corporation		Delaware

XL Specialty Insurance Company *(A-6%)		Delaware

Intercargo Insurance Company H.K. Ltd.		Hong Kong

Indian Harbor Insurance Company *(A-2%)		North Dakota

XL Management Services, LLC		Texas

XL Lloyds Insurance Company		Texas

NAC Re Financial Services, Inc.		Delaware

XL Capital Assurance Inc.		New York

XL Capital Assurance (U.K.) Limited		UK

37 Lambert Road LLC		Delaware

XL Financial Administrative Services, Inc.		Delaware

XL Portfolio Advisors Inc.		Delaware

XL Global, Inc.		Delaware

XL Insurance, Inc.		Delaware

X.L. Global Services, Inc.		Delaware

XL Investment Management (USA) LLC		Delaware

Eagleview Insurance Brokerage Services, LLC		Delaware

XL Life and Annuity Holding Company		Delaware

XL Life Insurance and Annuity Company (formerly Lyndon Life Insurance Company)		Illinois

XL Asset Funding Company I LLC		Delaware

ECS, Inc. (In Liquidation)		Pennsylvania

ECS Child Care Center, Inc.		Pennsylvania

ECS Risk & Insurance Services, Inc.		Barbados

XL Environmental Ltd		UK

XL Investments Ltd		Bermuda

First Cumberland Bank, Inc. (In Liquidation)		Barbados

Garrison Investments Inc. (**)		Barbados

InQuisLogic Ltd.		Barbados

InQuisLogic Inc. (In Liquidation )		Delaware

Kensington Investments Inc.		Barbados

XLB Partners Inc.		Barbados

Cumberland Holdings, Inc.		Delaware

Cumberland California, Inc.		Delaware

Cumberland New York, Inc.		Delaware

RiskConnect Ltd		Barbados

RiskConnect Inc. (In Liquidation )		Delaware

X.L. Investment Private Trustee Ltd.		Bermuda

X.L. Investments (Barbados) Inc.		Barbados

Cybersettle, Inc.	56	Delaware

Cybersettle Insurance Brokerage Services LLC		Delaware

Cybersettle Financial Services LLC		Delaware

InsuranceNoodle, Inc.

TAM Investment Holdings Inc.		Delaware

ClearWater Opportunity Fund Ltd.		Cayman

XL (LUXEMBOURG) S.a.r.l.		Luxembourg

XL (FINANCE) S.a.r.l.		Luxembourg

XL (INTERNATIONAL) S.a.r.l.		Luxembourg

XL (SERVICES) S.a.r.l.		Luxembourg

XL (SPECIALTY) S.a.r.l.		Luxembourg

XL (WESTERN EUROPE) S.a.r.l.		Luxembourg

XL Re Europe (formerly Le Mans Re)		France

XL Re Europe Services AG (formerly Le Mans Re Deutschland AG)		Germany

XL Re Europe Management Company Ltd		Canada

XL Swiss Holdings Ltd		Switzerland

XL Re Latin America Ltd		Switzerland

XL Latin America Investments Ltd		Bermuda

XL Re Latin America (Argentina SA)		Argentina

XL Re Latin America Servicos Ltda		Brazil

XL Insurance Switzerland (formerly XL Winterthur International Insurance Switzerland)		Switzerland

Vitodurum Reinsurance Company (Formerly XL Winterthur International Re)		Switzerland

XL Services Switzerland		Switzerland

XL India Business Services Private Limited		India

XL Insurance Mexico		Mexico

XL Insurance (UK) Holdings Limited (formerly XL Winterthur (UK) Holdings Limited)	57.67	UK

XL Insurance Argentina S.A. Compañia de Seguros (formerly Winterthur International Argentina SA	90

XL Insurance Company Limited (formerly XL Winterthur International Insurance Company Limited)		UK

XL Magyarorszag Biztosito Reszvenytarsasag		Hungary

XL Insurance Argentina S.A. Compañia de Seguros (formerly Winterthur International Argentina SA Comp	10	Argentina

XL Holdings (Proprietary) Limited (formerly XL Winterthur Holdings (Proprietary) Limited))		South Africa

XL Winterthur Properties (Proprietary) Limited		South Africa

XL Insurance Company Limited (formerly XL Winterthur International Insurance Company Limited)		South Africa

XL Services UK Limited		UK

XL Trading Partners Ltd		Bermuda

XL Europe Holdings Ltd (formerly X.L. Two Ltd.)		Bermuda

XL Treasury Europe Limited		R of Ireland

XL Europe Ltd		R of Ireland

XL Financial Services (Ireland) Ltd		R of Ireland

Mid Ocean Limited		Cayman

Mid Ocean Holdings Limited		Bermuda

Ridgewood Holdings Limited		Bermuda

XL London Market Group plc		UK

Brockbank Holdings Limited		UK

Baltusrol Holdings Limited		Bermuda

County Down Limited		UK

Dornoch Limited		UK

Stonebridge Underwriting Limited		UK

XL London Market Services Ltd		UK

Brockbank Personal Lines Limited – (Dormant)		UK

Cassidy Brockbank Limited - (Dormant)		UK

Denham Syndicate Management Limited		UK

Denham Direct Underwriters Ltd		UK

Denham Legal and Professional Risks Ltd		UK

Denham Tower Underwriting Agents (PTY) Limited		South Africa

XL London Market Ltd- Syndicates 588/861/990/1209		UK

Brockbank Syndicate Services Limited		UK

XL Capital International Limited		UK

XL Capital Finance (Europe) plc		UK

XL Financial Products Ltd.		UK

XL Re Ltd		Bermuda

ECS Reinsurance Company Inc.		Barbados

Global Capital Underwriting Ltd.		UK

NAC Re International Holdings Ltd		UK

NAC Reinsurance International Limited		UK

XL BCM Limited		UK

XL Mid Ocean Re Limited		UK

XL Investment Management Ltd		Bermuda

XL Capital Partners Corporation		Cayman

XL Capital Partners I, L.P.		Cayman

XL Capital Principal Partners I, L.L.C.	50	Delaware

XL Principal Partners I, L.P.		Cayman

XL Capital Principal Partners I, L.L.C.	50	Delaware

*A = Company is a member of NAC Reinsurance, Intercargo Pooling Agreement with individual company pooling % noted
(*) - General Partner of XLA Garrison L.P.
(**) - Limited Partner of XLA Garrison L.P.